News Release

FOR RELEASE AT 4PMEDT Tuesday, April 27, 2004

Investor Contact: Mark Lamb Director – Investor Relations (425) 519-4034 markl@Onyx.com

Onyx Software Announces Final Q1 Results and Positive Q2 Outlook
Achieves Non-GAAP Operating Profit; Quarter-end Cash Balance Up $1.2 million

BELLEVUE, WA. —Onyx® Software Corp. (NASDAQ: ONXS), a worldwide leader in successful customer relationship management (CRM), today announced final results for the first quarter of 2004.

Financial Summary

Revenue for the first quarter of 2004 was $14.2 million, compared to $14.2 million in the first quarter of 2003. License revenue for the first quarter of 2004 was $3.6 million, compared to $2.6 million in the first quarter of 2003. Reported net loss for the first quarter of 2004 was $0.6 million, or a loss of $0.04 per share, compared to a reported net loss of $3.4 million or a loss of $0.27 per share in the first quarter of 2003. All per share amounts in this release reflect the impact of the company’s one-for-four reverse stock split announced July 23, 2003.

Non-GAAP operating income for the first quarter of 2004, which excludes amortization of intangibles, stock-based compensation expense, and restructuring and other-related charges, was $0.3 million, compared to a non-GAAP operating loss of $3.4 million for the first quarter of 2003. Onyx believes that supplementary disclosure regarding non-GAAP operating results assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating income (loss) to GAAP operating income (loss) is attached to the financial tables included below in this release.

Onyx’s cash balance was $13.0 million on March 31, 2004. Strong cash flow from operations resulted in a $1.2 million increase in the company’s cash position during the quarter. The cash balance increase occurred despite $1.5 million in cash payments during the first quarter towards the resolution of excess facilities. The company made its final scheduled lease termination payment associated with excess Bellevue, WA facilities in April. Total second quarter cash payments related to restructuring and other-related charges are expected to be approximately $0.8 million. Beyond the second quarter, the company expects that the average cash impact of payments from prior restructurings over the next several quarters should be less than $0.4 million per quarter.

Business Summary

“We are very pleased with our first quarter progress on several fronts,” said Brent Frei, CEO. “One of our premier partners renewed their commitment to Onyx Embedded CRM and a new partner joined us in developing a solution for providers of electronic payment processing solutions. We demonstrated strong product momentum through the release of Onyx Enterprise CRM 5.0 and specialized releases for financial services, government and healthcare. We continued to exhibit a compelling technology vision for the future of CRM with our acquisition of business process management technology and the planned fusion of this technology with our CRM products,” Frei added.

Thirty-two companies and organizations contributed to Onyx first quarter license revenue. Eleven became new Onyx customers in the first quarter and 21 existing customers made add-on license purchases.

Onyx’s direct sales force sold approximately 70 percent of license revenue with the remaining license revenue sold through partners, many on an assisted basis. The geographic distribution of first quarter revenue was 63 percent in the Americas and 37 percent from the rest of the world.

Onyx Embedded CRM Generates Revenue and Attracts New Partners

Metavante extended the license and service agreement under which it provides Onyx Embedded CRM functionality to its banking transaction systems customers. Metavante accounted for 12% of Onyx first quarter total revenue. Onyx’s Embedded CRM initiative is a web-services model that enables partners to deliver CRM tailored to specific customer segments and needs.

Onyx and international IT services and solutions provider CIT recently co-announced the launch of the CIT Merchant Management System that automates the account origination and servicing of merchants for the Processors and Independent Sales Organizations that serve them. CIT is among a growing number of Onyx partners like Metavante, IBM, and Getronics, that are assembling specific components of CRM into new or existing applications to create unique solutions and extend the value of existing offerings.

US-based AgVantis, which provides state-of-the-art technology services and solutions for Farm Credit Associations and Banks, became a new Onyx application service provider and signed up Frontier Farm Credit as its first hosted Onyx customer. AgVantis counts associations and banks in Kansas, Oklahoma, and Colorado as customers. AgVantis joins other Embedded CRM partners who provide industry-specific flavors of Onyx CRM in a hosted model.

Onyx Sees Partner and Direct Sales Success Replicated in Targeted Markets

Onyx added new customers while existing customers added to their deployments in the first quarter.

Financial services customer PIMCO expanded their Onyx deployments in a direct-sold deal. One of China’s largest mutual fund companies, Boshi Fund Management, became a new Onyx customer through the efforts of Onyx partner North 22.

In Healthcare, Unum Provident, which became an Onyx customer in a smaller, direct-sold Q4 deal, significantly expanded their Onyx deployment with a Q1 purchase.

Building upon local government success in the United Kingdom, Onyx added OGC Buying Solutions as its first UK national government agency customer. Part of the Office of Government Commerce, OGC Buying Solutions manages the tendering and contracting process on behalf of other government agencies. Onyx partner Unisys contributed to the sale and will assist in the implementation.

In telecom, NTT Communications Corporation and Telekom Malaysia became new Onyx Software clients through partner-assisted first quarter sales efforts.

Starbucks Coffee Company expanded their Onyx deployment and acquired additional licenses in the first quarter. Centurion – one of the UK’s leading print management companies, and Atlanta Spirit LLC – new owners of the city’s professional basketball and hockey franchises – were additional name-brand companies that became new Onyx customers.

Onyx Releases Dramatically Enhanced Flagship Product and Industry-Specific Versions

The March 22nd release of Onyx Enterprise CRM version 5.0 provided significant enhancements for Onyx customers, including powerful workflow for automating customer management processes, new user personalization features designed to further drive user adoption, and tight email integration with support for Microsoft Exchange and Lotus Domino.

In the first quarter Onyx introduced a Group Enrollment Manager solution for the health insurance market that streamlines the lead-to-enrollment process by automating the complex and time-consuming group application process. The company also introduced Onyx CitiServeTM for local U.S. Governments – a multi-channel customer relationship management solution tailored for 3-1-1 initiatives. In addition, Onyx released an upgraded CRM solution targeting institutional asset management where Onyx has a substantial market position.

Onyx Acquires Business Process Management Technology to Fuse with Onyx Enterprise CRM

On April 7, Onyx Software announced that it acquired business process management (BPM) technology from Visuale, Inc. of Los Gatos, CA in an asset acquisition with a guaranteed purchase price of $4.0 million. Consideration includes an initial payment of $400,000 in cash and Onyx Software common stock valued at $1.6 million in the form of 504,891 shares. Upon the one-year anniversary of closing, Onyx will make a subsequent payment valued at $1.0 million with the option of using either cash or stock valued at the then-current fair market value. In each of years three and four following closing, Onyx will make minimum royalty payments of $500,000 in cash based on sales of Onyx products incorporating the acquired technology. Separately, Onyx reached employment agreements with key developers of the acquired technology.

Onyx plans to fuse the acquired BPM technology into Onyx CRM to allow non-technical users to design and modify end-to-end business processes using graphical workflow and business rule design tools. The technology is designed to significantly reduce the need for IT support – as well as the associated delay and expense – while creating more cost-effective business agility for the enterprise. This powerful new technology can be applied to support long-running, multi-user workflows that in some cases extend beyond the walls of the organization, to partners and suppliers.

Visuale BPM technology is built on Microsoft .NET standards and supports Microsoft SQL Server and Oracle Database, making the acquired technology entirely compatible with the existing Onyx technology platform.

Onyx plans to deliver products integrating the benefits of this BPM technology acquisition near the end of 2004.

Onyx Receives Industry Recognition

In a Gartner research survey of small and medium sized businesses published in the first quarter, Onyx Software customers rated themselves more mature in CRM than those using other CRM solutions. Gartner believes CRM user maturity is significant because previous Gartner research suggests a strong correlation between CRM maturity and profitability. Seventy-five percent of Onyx customers surveyed reported that they had achieved a return on investment (ROI) 1, which was above the survey average.

In related Gartner research, SMBs Report High User Satisfaction with CRM Software2, Onyx ranked second out of 12 midmarket focused CRM vendors in overall user satisfaction, and was the highest-rated of on-premise vendors.

Onyx received a positive rating in Gartner’s 2004 CRM MarketScope for Midsize Enterprises which was the highest rating assigned in that research3. The Gartner MarketScope, which has replaced the well known “Magic Quadrant” for the CRM market sector, examines CRM solutions with a focus on criteria most important to North American MSEs or midsize divisions of large enterprises. Gartner conducts a thorough evaluation to decide whether a vendor will receive a strong negative, caution, promising, positive or strong positive rating. The Gartner MarketScope evaluation is based on a weighted evaluation of each of the vendor’s products in comparison with the evaluation criteria. To earn a positive rating, Onyx had to meet stringent criteria for features, total cost of ownership, financial viability, customer references and market momentum.

Sources:

1. SMBs Boost Their CRM Maturity with Software, Wendy Close, Gartner Inc., December 4, 2003.
2. SMBs Report High User Satisfaction With CRM Software, Wendy Close, Gartner, Inc., November 18, 2003.
3. MarketScope: CRM Software for Midsize Enterprises, 1H04, Wendy Close, Gartner, Inc., December 19, 2003*

Business Outlook

Onyx currently expects a sequential increase in service revenue in the second quarter of 2004 compared to the first quarter of 2004. Second quarter license revenue has a wide range of possible results due to a number of larger opportunities having the potential to close in the second or third quarter. Total costs and expenses are expected to be approximately $14.0 million, depending on revenue.

Onyx Software Conference Call

Onyx® Software Corporation (NASDAQ: ONXS) will hold its quarterly conference call to discuss final results for the first quarter of 2004 on Tuesday, April 27, 2004, at 4:30 p.m. Eastern time. The live broadcast Onyx Software’s quarterly conference call will be available online at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay for one week. Alternatively, you can participate by phone.

When: Tuesday, April 27, 2004
Time: 4:30 pm (Eastern) / 1:30 pm (Pacific)
Dial-In: 1-800-901-5248
International Dial-In: 1-617-786-4512
Passcode: 32843397

Replay: 1-617-801-6888 (available from 6:30 pm ET 4/27/04 through 11:59 pm ET 5/4/04) Passcode: 17044257

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

* MarketScope Disclaimer - The MarketScope is copyrighted December 19, 2003 by Gartner, Inc. and is reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about the expected cash impact of future restructuring-related obligations, the planned integration of our newly-acquired BPM technology with Onyx CRM, the potential for closing larger opportunities in the second quarter of 2004 and our expected financial and operating results for the second quarter of 2004 and future periods. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that the risk that the cash impact of restructuring-related obligations is greater than anticipated, the risk that we are unable to integrate our newly-acquired BPM technology with Onyx CRM on a timely basis or to achieve market acceptance of the resulting product, the risk that we are unable to close the larger license revenue opportunities in our pipeline for the second quarter of 2004, the risk that we do not achieve a sequential increase in service revenues for the second quarter of 2004 and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K for the period ended December 31, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corp. in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenue
License	$3,619	$2,619
Service	10,625	11,588

Total revenue	14,244	14,207

Costs of revenue
Costs of license	193	285
Amortization of acquired technology	—	84
Cost of service	4,456	5,435

Total cost of revenue	4,649	5,804

Gross margin	9,595	8,403
Operating Expenses
Sales and marketing	4,777	6,483
Research and development	2,614	3,129
General and administrative	1,924	2,253
Restructuring and other-related charges	484	340
Amortization of other acquisition-related intangibles	209	209
Amortization of stock-based compensation	—	13

Total operating expenses	10,008	12,427
Operating loss	(413)	(4,024)

Other income (expense), net	(193)	9
Change in fair value of outstanding warrants	122	242

Loss before income taxes	(484)	(3,773)
Income tax provision (benefit)	56	(214)
Minority interest in income (loss) of consolidated subsidiary	55	(157)

Net loss	$(595)	$(3,402)

Basic and diluted net loss per share (A)	$(0.04)	$(0.27)

Shares used in computation of basic and diluted net loss per share (A)	13,982	12,698

(A)	On July 23, 2003, the company announced a one-for-four reverse stock split authorized by its shareholders. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect this reverse stock split.

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Operating loss	$(413)	$(4,024)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating income (loss):
Restructuring and other-related charges
Facilities	155	354
Asset impairments	—	87
Severance	329	(101)

Total restructuring and other-related charges	484	340
Amortization of acquired technology	—	84
Amortization of other acquisition-related intangibles	209	209
Amortization of stock-based compensation	—	13

Non-GAAP operating income (loss)	$280	$(3,378)

Net loss	$(595)	$(3,402)
Adjustments to reconcile net loss in the financial statements to non-GAAP net loss:
Restructuring and other-related charges
Facilities	155	354
Asset impairments	—	87
Severance	329	(101)

Total restructuring and other-related charges	484	340
Amortization of acquired technology	—	84
Amortization of other acquisition-related intangibles	209	209
Amortization of stock-based compensation	—	13
Change in fair value of outstanding warrants	(122)	(242)
Deferred income tax associated with acquisitions	(71)	(71)

Non-GAAP net loss	$(95)	$(3,069)

Non-GAAP basic and diluted net loss per share	$(0.01)	$(0.24)

Shares used in computation of non-GAAP basic and diluted net loss per share	13,982	12,698

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents (B)	$13,009	$11,850
Accounts receivable, net	11,178	12,245
Prepaid expenses and other current assets	1,496	1,666
Current deferred tax asset	367	362

Total current assets	26,050	26,123

Property and equipment, net	3,955	4,277
Other intangibles, net	464	675
Goodwill, net	9,804	9,508
Other assets	846	842

Total Assets	$41,119	$41,425

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$777	$883
Salary and benefits payable	1,230	946
Accrued liabilities	2,004	1,829
Income taxes payable	649	770
Current portion of restructuring-related liabilities	1,807	2,758
Deferred revenue	14,496	15,053

Total current liabilities	20,963	22,239

Long-term liabilities (C)	528	544
Long-term deferred revenue (C)	2,328	1,025
Long-term restructuring-related liabilities	291	405
Long-term restructuring-related liabilities – warrants	443	565
Deferred tax liability	158	229
Minority interest in joint venture	180	119

Shareholders’ Equity
Common stock	142,714	142,682
Accumulated deficit	(128,810)	(128,215)
Accumulated other comprehensive income	2,324	1,832

Total shareholders’ equity	16,228	16,299

Total Liabilities and Shareholders’ Equity	$41,119	$41,425

(B)	Includes $1.3 million and $1.7 million in restricted cash as of March 31, 2004 and December 31, 2003, respectively, which was pledged in conjunction with the company’s line of credit.

(C)	Certain prior period amounts have been reclassified to conform with the current period presentation. Such reclassifications had no impact on the results of operations or shareholders’ equity for any period presented.